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                      SPATIALIZER AUDIO LABORATORIES, INC.

EXHIBIT 21.1 SCHEDULE OF SUBSIDIARIES OF THE COMPANY

           Desper Products, Inc. -- California, USA

           MultiDisc Technologies, Inc. -- Delaware, USA